Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of January 1, 2017, by and between Wabash National Corporation, a Delaware corporation (the “Company”, which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and [                              ]

WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation and similar activities have subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses (regardless, among other things, of any amendment to the Company’s certificate of incorporation or revocation of any provision of the Company’s by-laws or any change in the ownership of the Company or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s with the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.       Definitions.

(a)       “Corporate Status” describes the status of a person who is serving or has served (i) as an officer of the Company; (ii) as a director of the Company, including as a member of any committee thereof, (iii) in any capacity with respect to any employee benefit plan of the Company, its participants or beneficiaries, including as a deemed fiduciary thereto or (iv) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iv) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

(b)       “Determination” has the meaning ascribed to it in Section 6(b).

(c)       “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(d)       “Expenses” shall mean:

(i)       All reasonable fees, costs and expenses actually incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 7 (unless required to be returned as provided by Section 7) and/or Section 11(c) of this Agreement); fees and disbursements of reasonably necessary expert witnesses; reasonable fees and disbursements relating to being a witness in or participating (including on appeal) or preparing to investigate, defend, be a witness in or participating in (including on appeal) any Proceeding; court costs, transcript costs, costs of appeal (including, without limitation, the premium, security for, and other costs relating to any costs bond, supersedeas bond, or other appeal bond or its equivalent), and other disbursements and expenses of the types customarily incurred in any Proceeding; and/or

(ii)       Any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; and/or

(iii)       All reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and the estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to the Company or any subsidiary.

(e)       “Indemnifiable Amounts” shall have the meaning ascribed to it in Section 3(a) below.

(f)       “Indemnifiable Expenses” shall have the meaning ascribed to it in Section 3(a) below.

(g)       “Indemnifiable Liabilities” shall have the meaning ascribed to it in Section 3(a) below.

(h)       “Indemnitee” shall mean [___________] and his/her spouse(s) and/or domestic partner(s), whether presently married or otherwise as of the effective date of this Agreement and/or the date any Proceeding is initiated.

(i)       “Independent Counsel” means a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)       “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts reasonably paid in settlement; provided, that any amount paid in settlement with the consent of the Company shall be deemed reasonable.

(k)       “Negative Determination” has the meaning ascribed to it in Section 6(b).

(l)       “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, whether brought by a third party, a government agency, the Company, the Company’s Board of Directors or a committee thereof, or otherwise, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder. The Parties hereto agree that the definition of “Proceeding” is met in the case an officer or director is forced to be a witness to a Proceeding by virtue of being a director or officer even though neither s/he nor the Company is party to a Proceeding in question and/or if Indemnitee in good faith believes the situation might lead to the institution of a Proceeding, whether a Proceeding is ultimately instituted or not.

(m) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii)(A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.       Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or officer of, or in another Corporate Status with, the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.       Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a)       Subject to the exceptions contained in Section 5(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b)       Subject to the exceptions contained in Section 5(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

(c)       The indemnification and contribution provided for in this Section 3 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee.

(d)       The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Entity (other than a Subsidiary of the Company) shall be excess to and reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Entity or through insurance arranged by the Entity. For clarity, any payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or Entity other than the Company; provided, however, that nothing in this provision shall limit the Company’s right to reduce, offset, allocate, pursue or apportion any amounts paid under this Agreement properly attributable to or paid by other persons or Entity (including without limitation as contemplated by Section 19).

(e)       Notwithstanding any other provision of this Agreement to the contrary, if Indemnitee was or is serving in his or her capacity as a director, officer, employee or agent of the Company in connection with his or her employment or other relationship with another investor in this Company, and such other investor provides for indemnification or advancement of expenses for the benefit of Indemnitee for the matters covered by the Company’s obligations under this Agreement, the Company’s obligations, if any, pursuant to this Agreement to indemnify or advance expenses to Indemnitee shall be superior to and not pari passu or junior to Investor’s or such other investor’s obligations to Indemnitee.

4.       Assumption of Defense; Selection of Defense Counsel. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee; provided, however, that Indemnitee must choose his or her own counsel from three (3) options provided to the Indemnitee by the Company. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.

(a)       Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed or continued to employ counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ insurance policy, should the applicable policy provide for a panel of approved counsel.

(b)       The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in Section 4(a)(ii) above or under the circumstances provided for in Sections 4(a)(iii) and 4(a)(iv) above.

5.       Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

(a)       If indemnification is requested under Section 3(a) and it has been determined by a court of competent jurisdiction in a final adjudication, not subject to further appeal that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith or (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of any Indemnifiable Amounts.

(b)       If indemnification is requested under Section 3(b) and

(i)       it has been determined by a court of competent jurisdiction in a final adjudication not subject to further appeal that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith or (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder; or

(ii)       it has been determined by a court of competent jurisdiction in a final adjudication not subject to further appeal that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Amounts shall be paid with respect to such claim, issue or matter unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Amounts which such court shall deem proper.

(c) For purposes of any determination of good faith under this or other Sections of this Agreement, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section 5 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

6.       Procedure for Payment of Indemnifiable Amounts.

(a)       Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee with respect to a claim for payment of an amount Indemnitee believes in good faith would be an Indemnifiable Amount. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)       Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, the Company shall pay such Indemnifiable Amount within 30 days of receipt of such request unless a Negative Determination (as defined below) has been made in good faith by the Company. As used herein a “Determination” means a good faith determination made by the Company whether or not a request for indemnification pursuant to the first sentence of Section 6(a) hereof is being made by reason of Indemnitee’s Corporate Status, and a “Negative Determination” means any such Determination that such request is not being made by reason of Indemnitee’s Corporate Status. A Determination shall be promptly made (but in any event within 30 days of the written request) in the specific case by one of the following three methods, which shall be at the election of Indemnitee: (1) by a majority vote of the disinterested Directors, even though less than a quorum, (2) by a committee of disinterested Directors designated by a majority vote of the Disinterested directors, even though less than a quorum, or (3) if there are no disinterested Directors or if the disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. For purposes hereof, disinterested Directors are those members of the Board of Directors of the Company who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c)       If a Determination is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board of Directors. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(h) of this Agreement, and the objection shall set forth with reasonable particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses (including those of Indemnitee) incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)       In making a Determination the person or persons or entity making such Determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its Directors or Independent Counsel) to have made a Determination prior to the commencement of any action pursuant to this Agreement nor an actual Negative Determination has been made shall be a defense to the action or create a presumption that Indemnitee has not met the requirements set forth herein.

(e)       If the person, persons or entity empowered or selected under Section 6(b) shall not have made a Determination within thirty (30) days after receipt by the Company of the written request referred to in Section 6(a), it shall be deemed that a Determination has been made that Indemnitee is entitled to indemnification hereunder and the Company shall immediately pay the relevant Indemnification Amount.

(f)       Indemnitee shall cooperate with the person, persons or entity making a Determination, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a Determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such Determination shall be borne by the Company (irrespective of the outcome of such Determination) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(g)       The parties agree that for the purposes of any Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all expenses included in such Expenses that are certified by Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(h)       The knowledge and/or actions, or failure to act, of the director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

7.       Agreement to Advance Expenses; Conditions. Upon written request from Indemnitee, the Company shall advance to Indemnitee Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. The Indemnitee shall qualify for advances of Expenses upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that, consistent with the requirements of Delaware corporate law, the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay and/or Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. The right to advances under this Section 7 shall in all events continue until final disposition of any Proceedings, including any appeal therein. The Company shall not seek from a court, or agree to, a "bar order" which would have the effect of prohibiting or limiting the Indemnitee's rights to receive advancement of expenses under this Agreement.

8.       Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under Section 7 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Expenses; provided, however, that any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with any such documentation. After initial notification of a Proceeding by Indemnitee, the presentation by counsel to an Indemnitee relating to services rendered to Indemnitee in the Proceeding shall be sufficient to request advancement of additional Expenses. Without limiting the generality or effect of the foregoing, within 30 days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

9. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For these purposes, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Proceeding or of any claim, issue or matter therein, dismissal (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

10. Effect of Certain Resolutions. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

11. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 6 above or a request for an advancement of Expenses under Sections 7 and 8 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of competent jurisdiction to enforce the Company’s obligations under this Agreement, including to challenge a Negative Determination.

(b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts or advancement of Expenses hereunder.

(c) Expenses. The Company agrees to reimburse Indemnitee for Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, in each case so long as Indemnitee has executed this Agreement.

(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

(f) Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

12. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding:

(a) initiated by such Indemnitee against the Company unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation; (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or (iii) as with respect to a proceeding commenced pursuant to paragraph 11(a); or

(b) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy purchased by the Company (but not pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense) or otherwise by or on behalf of the Company, except with respect to any excess beyond the amount paid under such insurance policy purchased by the Company or otherwise by or on behalf of the Company; or

(c) in which the Company has reasonably determined that Indemnitee clearly violated Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, and will be required to disgorge profits to the Company. Notwithstanding anything to the contrary stated or implied in this Section 12(c), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

13. Contribution.

(a) Whether or not the indemnification provided in this Agreement is unavailable in whole or in part and/or may not be paid to Indemnitee for any reason other than those set forth in Sections 5 or 12, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. The Company further agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors, or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee; provided, however, that such right to contribution described in this Section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

(b) Company shall not be permitted to enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)        No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

14.       Settlement.

(a)       Settlement May Not Penalize Indemnitee. The Company shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

(b)       Indemnitee’s Consideration of Settlement Offer. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer; provided, however Indemnitee shall have no less than three (3) business days to consider the offer.

(c) Limitations on any Settlement to be Funded by Insurance Proceeds. The Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee, and the provision for a full and final release of all claims asserted against Indemnitee, if any portion of such settlement is to be funded from insurance proceeds; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this Section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

15. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(c) Access to Information. If the Indemnitee is the subject of or is implicated in any way during an investigation or other Proceeding, whether formal or informal, the Company shall notify Indemnitee of such investigation and shall share with Indemnitee any information it has furnished to any third parties concerning the investigation or Proceeding, provided, however, that if Indemnitee was never a director of the Company, the rights described in this Section 15 shall terminate when Indemnitee is no longer an employee of the Company. Notwithstanding the foregoing, Indemnitee shall be entitled access to such information in the possession of the Company as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

16. Insurance. The Company hereby agrees that:

(a) The Company shall use its commercially reasonable best efforts to maintain directors and officers indemnity insurance coverage (“D&O Insurance”) in effect at all times (subject to appropriate cost considerations), and the Company’s bylaws shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law. In all policies of director and officer liability insurance, the minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A- VI. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors, if Indemnitee is an independent director; or of the Company’s officers, if Indemnitee is not an independent director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or an independent director but is a key employee.

(b) The Company shall hereafter take all necessary or desirable actions to cause insurers that have underwritten the Company’s D&O Insurance to pay, on behalf of the Indemnitee, all Indemnifiable Amounts and to advance Expenses in accordance with the terms of such policies; provided that nothing in this Section 16 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided. If, at the time of the receipt of a notice of claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) The Company may, and if there has been a Change of Control shall, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to fund its self-insured retention of the Company’s D&O Insurance.

17. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s Corporate Status.

18. Successors and Change in Control.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to (i) assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, and (ii) indemnify Indemnitee to the fullest extent permitted by law.

(b) In the event of a Change in Control or the Company’s becoming insolvent—including being placed into receivership or entering the federal bankruptcy process and the like—the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance, and at the levels and amounts of coverage then maintained by the Company — D&O Insurance, fiduciary, employment practices or otherwise — in respect of Indemnitee, for a period no less than six years thereafter. The insurance to be placed pursuant to this Section 18(b) shall be placed and serviced for the duration of its term by the Company’s current insurance broker. Notwithstanding the foregoing, if the annual premium for any year of such tail coverage or other continuing D&O Insurance coverage would exceed 250% of the annual premium the Company paid for D&O Insurance in its last full fiscal year prior to the reduction, termination or expiration of the D&O Insurance or such Change in Control event, the Company (or the acquiror or successor, as the case may be) will be deemed to have satisfied its obligations under this Section 18(b) by purchasing as much D&O Insurance for such year as can be obtained for a premium equal to 250% such annual premium the Company paid for D&O Insurance in its last full fiscal year.

19. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such subrogation rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights and reasonable cooperation with efforts to do so.

20. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the certificate of incorporation and/or by-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent. Further, in the event of any change in applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent, or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

21. Effectiveness of Agreement.

(a) This Agreement shall be effective as of the date set forth on the first page, and this Agreement applies to any event that is a subject of a Proceeding, whether such event occurred prior to or after such date if Indemnitee was an officer, director, employee or agent of, or attorney for, Company, or was serving at the request of Company as a director, officer, employee or agent of, or attorney for, another corporation, partnership, joint venture, trust or other enterprise, at the time such event occurred.

(b) This Agreement will continue until and terminate upon the latest of (i) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an Expense Advance under this Agreement, (ii) ten years after the date that Indemnitee has ceased to serve as a director or officer of the Company or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Company, or (iii) if, at the later of the dates referred to in (i) and (ii) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an Expense Advance under this Agreement or a Proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement, one year after the final termination of such Proceeding, including any and all appeals.

22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

23. Modifications and Waiver. Except as provided in Section 20 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

24. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action by the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

25. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

____________________________
____________________________
____________________________
____________________________

(ii)	If to the Company, to:

Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
Attention: Office of General Counsel
Fax: (765) 771-5579

With a copy to:

Hogan Lovells US LLP

100 International Drive
Suite 2000
Baltimore, MD 21202

Attention: Michael J. Silver
Fax: (410) 659-2701

or to such other address as may have been furnished in the same manner by any party to the others.

26. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WABASH NATIONAL CORPORATION

By:

	Name:	Scott K. Sorensen
	Title:	Chair – Audit Committee

INDEMNITEE

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